Exhibit 99.3

EV Energy Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009
(In thousands, except per unit data)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
Revenues:
Oil, natural gas and natural gas liquids revenues	$114,066	$24,524	$138,590
Transportation and marketing–related revenues	7,846	–	7,846
Total revenues	121,912	24,524	146,436

Operating costs and expenses:
Lease operating expenses	41,495	9,671	51,166
Cost of purchased natural gas	4,509	–	4,509
Production taxes	5,983	1,554	7,537
Asset retirement obligations accretion expense	2,035	687	2,722
Depreciation, depletion and amortization	52,048	14,098	66,146
General and administrative expenses	18,556	–	18,556
Total operating costs and expenses	124,626	26,010	150,636

Operating loss	(2,714)	(1,486)	(4,200)

Other income (expense), net	4,372	(3,457)	915

Income (loss) before income taxes	1,658	(4,943)	(3,285)

Income taxes	(248)	–	(248)

Net income (loss)	$1,410	$(4,943)	$(3,533)

General partner’s interest in net income (loss), including incentive distribution rights	$7,040		$6,941
Limited partners’ interest in net loss	$(5,630)		$(10,474)

Net (loss) per limited partner unit (basic and diluted)	$(0.29)		$(0.54)

Weighted average limited partner units outstanding (basic and diluted)	19,302		19,302

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

1.	BASIS OF PRESENTATION

EV Energy Partners, L.P. (“we,” “our” or “us”) is a publicly held limited partnership that engages in the acquisition, development and production of oil and natural gas properties.  Our general partner is EV Energy GP, L.P., a Delaware limited partnership, and the general partner of our general partner is EV Management, LLC, a Delaware limited liability company.

The accompanying unaudited pro forma condensed consolidated statement of operations gives effect to the September 2010 acquisition of oil and natural gas properties from Petrohawk Energy Corporation (the “Petrohawk acquisition”). This unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with our Annual Report on Form 10–K for the year ended December 31, 2009, our Quarterly Report on Form 10–Q for the quarter ended June 30, 2010 and and the Statements of Operating Revenues and Direct Operating Expenses for the Year Ended December 31, 2009 (Audited) and the Six Months Ended June 30, 2010 and 2009 (Unaudited).

2.	UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

The following table summarizes unaudited pro forma condensed consolidated statement of operations adjustments:

	(a)	(b)	(c)	Pro Forma Adjustments
Revenues:
Oil, natural gas and natural gas liquids revenues	$24,524	$–	$–	$24,524
Transportation and marketing–related revenues	–	–	–	–
Total revenues	24,524	–	–	24,524

Operating costs and expenses:
Lease operating expenses	9,671	–	–	9,671
Cost of purchased natural gas	–	–	–	–
Production taxes	1,554	–	–	1,554
Asset retirement obligations accretion expense	–	687	–	687
Depreciation, depletion and amortization	–	14,098	–	14,098
General and administrative expenses	–	–	–	–
Total operating costs and expenses	11,225	14,785	–	26,010

Operating income (loss)	13,299	(14,785)	–	(1,486)

Other expense, net	–	–	(3,457)	(3,457)

Income (loss) before income taxes	13,299	(14,785)	(3,457)	(4,943)

Income taxes	–	–	–	–

Net income (loss)	$13,299	$(14,785)	$(3,457)	$(4,943)

(a)	Reflects the operating revenues and direct operating expenses of the Petrohawk acquisition for the year ended December 31, 2009.

(b)	Reflects incremental depletion expense and accretion expense related to the Petrohawk acquisition.

(c)	Reflects incremental interest expense incurred on the credit facility borrowings to finance the Petrohawk acquisition.